R.  E.  BASSIE  &  CO.
CERTIFIED  PUBLIC  ACCOUNTANTS

                                         6671 Southwest Freeway, Ste 550
                                         Houston, Texas 77074-2220
                                         Tel: (713) 272-8500 Fax: (713) 272-8515
                                         E-Mail: Rebassie@aol.com

November  2,  2004


Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Gentlemen:

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on November 2, 2004 (the termination of the client-auditor relationship), to be filed by our former client, FTS Group, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm.

Yours  truly  your,


/s/  R.  E.  Bassie  &  Co.
---------------------------
R.  E.  Bassie  &  Co.